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                                 EXHIBIT h.(vii)

                          Form of Amendment Number 1 to
             Amended and Restated Administrative Services Agreement


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                              AMENDMENT NUMBER 1 TO
                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

         The Amended and Restated Administrative Services Agreement between Hartford Life Insurance Company ("Company") and the Hartford HLS Funds dated September 30, 1998 (the "Agreement") is hereby amended to include Hartford Global Health HLS Fund and Hartford Global Technology HLS Fund as additional Funds. All provisions in the Agreement shall also apply to these two additions.


         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of ___________, 2000.


                           HARTFORD SERIES FUND, INC.
                           on behalf of:
                           Hartford Global Health HLS Fund
                           Hartford Global Technology HLS Fund


                           By: _____________________________




                           Hartford Life Insurance Company


                           By: _____________________________